Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-202535 of our report dated March 5, 2015 relating to the consolidated financial statements of HubSpot, Inc. and subsidiaries appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

March 13, 2015